ETF Opportunities Trust N-CSRS

Exhibit 99.906 CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the “Company”), hereby certifies that the Company’s Report on Form N-CSR for the period ended September 30, 2022  (the “Report”) fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:	December 8, 2022

Name:	/s/ Karen Shupe
Karen Shupe
Title:	Treasurer and Principal Executive Officer

 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the “Company”), hereby certifies that the Company’s Report on Form N-CSR for the period ended September 30, 2022 (the “Report”) fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:	December 8, 2022

Name:	/s/ Ann MacDonald
Ann MacDonald
Title:	Assistant Treasurer and Principal Financial Officer